                                                                    Exhibit 4.4


                       CONSENT AND AMENDMENT NO. 1 TO THE
                       REPRESENTATIVE'S WARRANT AGREEMENT

     This Consent and Amendment No. 1 between the Company and Robert T. Kirk, an individual ("Kirk"), dated as of August __, 1998 ("Amendment No. 1") to the Representative's Warrant Agreement (the "Agreement") dated as of April 7, 1997 between e-Net, Inc. (the "Company") and Barron Chase Securities, Inc. (the "Representative").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Representative entered into the Agreement providing for the issuance by the Company to the Representative and/or persons related to the Representative as those persons are defined in Rule 2710 of the NASD Rules of Conduct (the "Holder"), 150,000 warrants (the "Common Stock Representative Warrants") to purchase 150,000 shares of the Company's common stock (the "Shares") and 150,000 warrants (the "Warrant Representative Warrants" and, together with the Common Stock Representative Warrants, the "Warrants") to purchase 150,000 of the Company's Common Stock Purchase Warrants (the "Underlying Warrants") exercisable to purchase 150,000 shares of the Company's common stock;

     WHEREAS, the Warrants were issued to the Holders by the Company on April 7, 1997;

     WHEREAS, Section 15 of the Agreement provides that the terms and provisions of the Agreement may not be modified, waived or amended except in a writing executed by the Company and the Holders of at least a majority of the Warrants, the Shares, the Underlying Warrants and the common stock issuable upon the exercise of the Underlying Warrants (collectively, the "Registrable Shares") based on underlying numbers of shares of common stock;

     WHEREAS, Section 15 of the Agreement provides that notice of any modification, waiver or amendment shall be promptly provided to any Holder not consenting to such modification, waiver or amendment;

     WHEREAS, Kirk, as the Holder of a majority of the Registrable Shares based on underlying numbers of shares of common stock, and the Company wish to amend the Agreement to reflect the original intent of the parties thereto; and

     WHEREAS, the Company wishes to provide notice of this Amendment No. 1 to the non-consenting Holders pursuant to the Agreement.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Section 3.1(ii) of the Agreement

     Section 3.1(ii) is hereby amended by deleting the words after the word "by" in the twelfth line thereto through the period at the end of that sentence and inserting the following:

     (ii) the then per share Market Value or Purchase Price, whichever is greater.

2. Miscellaneous

     a. The Agreement, as hereby amended, is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

     b. All references to the Agreement shall mean such Agreement as amended hereby and as it may in the future be amended, restated, supplemented or modified from time to time.

     c. This Amendment No. 1 shall be construed and interpreted in accordance with the laws of the State of Florida without giving effect to the rules of said State governing the conflicts of laws.

     d. The Company shall cause this Amendment No. 1 to be mailed to each Holder listed on Annex A hereof by first class registered mail, return receipt requested.

     e. This Amendment No. 1 may be executed in counterparts and each of such counterparts shall for all purposes be deemed an original, and such counterparts shall together constitute but one and the same instrument.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed, as of the day and year first above written.

                                            e-Net, Inc.


                                            /s/ Robert A. Veschi
                                            -------------------------
                                            By:  Robert A. Veschi
                                            Title:  President


                                            /s/ Robert T. Kirk
                                            -------------------------
                                            Robert T. Kirk

                                                                      Annex A

                                     HOLDERS

Michael Morrisett

8626 S. Florence
-----------------

Tulsa, Oklahoma 74137
-----------------


Marie Lima

1630 N.W. 18th Avenue
-----------------

Delray Beach, Florida 33446
-----------------


David A. Carter

2735 N.W. 19th Way
-----------------

Boca Raton, FL 33431
-----------------


Wendy Tand Gusrae
15208 Tall Oak Avenue
Delray Beach, FL  33446